UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 12, 2006

MERCHANTS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9640	16-1280763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Main Street, Buffalo, New York 14202
(Address of principal executive offices)

(716) 849-3333
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into Material Agreements

On June 12, 2006, Merchants Group, Inc. and Merchants Insurance Company of New Hampshire, Inc. (collectively, “MGI”) entered into an agreement with Merchants Mutual Insurance Company (“Mutual”) to extend the Investment and Cash Management Annex (the “Investment Annex”) to their existing Services Agreement.  The agreement provides that the Investment Annex will continue on a month to month basis, and that either MGI or Mutual may terminate the Investment Annex with at least thirty days prior written notice.

A copy of the agreement to extend the Investment Annex is filed herewith as Exhibit 99.1.

Item 7.01

Regulation FD Disclosure

A copy of a press release issued by MGI, dated June 12, 2006, announcing the entry into the agreement to extend the Investment Annex is furnished herewith as Exhibit 99.2.

Item 9.01

Financial Statements and Exhibits

(c)

Exhibits

99.1	Amendment to Services Agreement, dated June 12, 2006, among Merchants Group, Inc., Merchants Insurance Company of New Hampshire, Inc. and Merchants Mutual Insurance Company.

99.2	Press Release, dated June 12, 2006, of Merchants Group, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCHANTS GROUP, INC.
(Registrant)

Date: June 13, 2006	By:	/s/ Thomas E. Kahn
Thomas E. Kahn
Chairman of the Board

EXHIBIT INDEX

Exhibit Number	Description
99.1	Amendment to Services Agreement, dated June 12, 2006, among Merchants Group, Inc., Merchants Insurance Company of New Hampshire, Inc. and Merchants Mutual Insurance Company.

99.2	Press Release, dated June 12, 2006, of Merchants Group, Inc.